UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2014, Flotek Industries, Inc. (the “Company”) and companies controlled by John Chisholm, President, Chief Executive Officer and Chairman of the Board of Directors of the Company (the “Chisholm Companies”) entered into the Fifth Amended and Restated Service Agreement, effective as of March 30, 2014 (the “Service Agreement”) and the Company and Mr. Chisholm entered into a Letter Agreement, dated April 15, 2014 (the “Letter Agreement”) in order to reflect the compensation change previously approved by the Compensation Committee of the Board of Directors of the Company and reported on the Company’s Current Report on Form 8-K filed on April 2, 2014.

The Service Agreement amends the Fourth Amended and Restated Service Agreement reported on the Company’s Current Report on Form 8-K filed on April 3, 2013 and (i) increases the compensation payable by the Company to the Chisholm Companies to $30,416.67 semi-monthly (which amount, when combined with the amount under the Letter Agreement described below, results in an annualized salary of $780,000), (ii) provides that Mr. Chisholm, through the Chisholm Companies, will be eligible to receive annual bonuses pursuant to the then applicable Management Incentive Plan of the Company and (iii) extends the term of the Services Agreement until April 30, 2017. Pursuant to the terms of the Letter Agreement, Mr. Chisholm will continue to be paid a semi-monthly salary of $2,083.33 and be eligible to participate in health and life insurance benefits provided by the Company generally to its employees.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fifth Amended and Restated Service Agreement, dated as of April 15, 2014, between Flotek Industries, Inc., Protechnics II, Inc. and Chisholm Management, Inc.

10.2	Letter Agreement, dated as of April 15, 2014, between Flotek Industries, Inc. and John Chisholm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: April 21, 2014	By:	/s/ H. Richard Walton
H. Richard Walton
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fifth Amended and Restated Service Agreement, dated as of April 15, 2014, between Flotek Industries, Inc., Protechnics II, Inc. and Chisholm Management, Inc.

10.2	Letter Agreement, dated as of April 15, 2014, between Flotek Industries, Inc. and John Chisholm.